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                                                                      EXHIBIT 23






                          INDEPENDENT AUDITORS' CONSENT




THE LUBRIZOL CORPORATION


           We consent to the incorporation by reference in Registration Statement Nos. 2-99983, 33-61091, 33-42211, and 333-42338 on Form S-8 of The
Lubrizol Corporation of our report dated February 6, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 142 in 2002) incorporated by reference in this Annual Report on Form 10-K of The Lubrizol Corporation for the year ended December 31, 2003.



    /s/Deloitte & Touche LLP
----------------------------


DELOITTE & TOUCHE LLP
Cleveland, Ohio
February 27, 2004